Exhibit 1.2

1,610,000 Shares

(subject to increase up to 1,851,500 shares

in the event of an increase in the pro forma market

value of the Company’s Common Stock)

HOME FEDERAL BANCORP, INC. OF LOUISIANA

(a federal stock holding company)

Common Stock

(par value $.01 per share)

AGENCY AGREEMENT

                             , 2004

SANDLER O’NEILL & PARTNERS, L.P.

919 Third Avenue, 6th Floor

New York, New York 10022

Ladies and Gentlemen:

Home Federal Bancorp, Inc. of Louisiana, a federal stock holding company in formation (the “Company”), Home Federal Mutual Holding Company of Louisiana, a federal mutual savings and loan holding company in formation (the “MHC”), and Home Federal Savings and Loan Association, a federal savings and loan association (the “Association”), each chartered under the laws of the United States of America, hereby confirm their agreement with Sandler O’Neill & Partners, L.P. (“Sandler O’Neill” or the “Agent”) with respect to the offer and sale by the Company of up to 1,610,000 shares (subject to increase up to 1,851,500 shares in the event of an increase in the pro forma market value of the Company’s common stock) of the Company’s common stock, par value $.01 per share (the “Common Stock”). The shares of Common Stock to be sold by the Company in the Offerings (as defined below) are hereinafter called the “Securities.”

The Securities are being offered for sale in accordance with the Plan of Reorganization and Minority Stock Issuance (the “Plan”) adopted by the Boards of Directors of the Company, the MHC and the Association pursuant to which the Association intends to reorganize from a federally chartered mutual savings association to a federally chartered stock savings Association in federal mutual holding company form of ownership and issue all of its stock to the Company and which provides for a stock offering, in compliance with regulations of the Office of Thrift Supervision (the “OTS”), of up to 40% of the Common Stock of the Company.

Pursuant to the Plan, the Company will offer to certain depositors and borrowers of the Association and to the Association’s tax qualified employee benefit plans, including the Association’s employee stock ownership plan (the “ESOP”) (collectively, the “Employee Plans”), rights to subscribe for the Securities in a subscription offering (the “Subscription Offering”). To the extent Securities are not subscribed for in the Subscription Offering, such Securities may be offered to certain members of the general public and to other persons in a community offering (the “Community Offering”), with preference given first to natural persons and trusts of natural persons residing in Caddo Parish, Louisiana, and second to other persons to whom the Company delivers a Prospectus (as hereinafter defined). The Community Offering, which together with the Subscription Offering, as each may be extended or reopened from time to time, are herein referred to as the “Subscription and Community Offering,” may be commenced concurrently with, during or after, the Subscription Offering. It is currently anticipated by the Association and the Company that any Securities not subscribed for in the Subscription and Community Offering will be offered, subject to Section 2 hereof, in a syndicated community offering (the “Syndicated Community Offering”). The Subscription and Community Offering and the Syndicated Community Offering are hereinafter referred to collectively as the “Offerings” and the Reorganization of the Association from mutual to stock form, the formation of the Company and the MHC, the acquisition of the capital stock of the Association by the Company, the acquisition of the majority of the Company’s common stock by the MHC and the Offerings are hereinafter referred to collectively as the “Reorganization.” The Securities may be offered to the general public in a public offering (the “Public Offering”) in lieu of or subsequent to the Syndicated Community Offering. If there is a Public Offering, the Public Offering will be governed by a separate definitive purchase agreement as described in Section 2 hereof. It is acknowledged that the number of Securities to be sold in the Offerings may be increased or decreased as described in the Prospectus. If the number of Securities is increased or decreased in accordance with the Plan, the term “Securities” shall mean such greater or lesser number, where applicable. In the event that a mid-tier holding company form of organization is not utilized, all pertinent terms of this Agreement will apply to the Reorganization of the Association from the mutual to mutual holding company form of organization and the sale of the Association’s common stock.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form SB-2 (No. 333-119026), including a related prospectus, for the registration of the Securities under the Securities Act of 1933, as amended (the “Securities Act”), has filed such amendments thereto, if any, and such amended prospectuses as may have been required to the date hereof by the Commission in order to declare such registration statement effective, and will file such additional amendments thereto and such amended prospectuses and prospectus supplements as may hereafter be required. Such registration statement (as amended to date, if applicable, and as from time to time amended or supplemented hereafter) and the prospectuses constituting a part thereof (including in each case all documents incorporated or deemed to be incorporated by reference therein and the information, if any, deemed to be a part thereof pursuant to the rules and regulations of the Commission under the Securities Act, as from time to time amended or supplemented pursuant to the Securities Act or otherwise (the “Securities Act Regulations”)), are hereinafter referred to as the “Registration Statement” and the “Prospectus,” respectively, except that if any revised prospectus shall be used by the Company in connection with the Subscription and Community Offering or the Syndicated Community Offering which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the Securities Act Regulations), the term “Prospectus” shall refer to such revised prospectus from and after the time it is first provided to the Agent for such use.

Concurrently with the execution of this Agreement, the Company is delivering to the Agent copies of the Prospectus of the Company to be used in the Offerings. Such Prospectus contains information with respect to the Association, the Company, the MHC and the Common Stock.

SECTION 1. REPRESENTATIONS AND WARRANTIES.

(a) The Company, the Association and the MHC jointly and severally represent and warrant to the Agent as of the date hereof as follows:

(i) The Registration Statement has been declared effective by the Commission, no stop order has been issued with respect thereto and no proceedings therefor have been initiated or, to the knowledge of the Company, the MHC and the Association, threatened by the Commission. At the time the Registration Statement became effective and at the Closing Time referred to in Section 2 hereof, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the date hereof does not and at the Closing Time referred to in Section 2 hereof will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information with respect to the Agent furnished to the Company in writing by the Agent expressly for use in the Registration Statement or Prospectus (the “Agent Information,” which the Company, the MHC and the Association acknowledge appears only in the first paragraph of the section “Market for Our Common Stock” of the Prospectus.)

(ii) The Company has filed with the Department of the Treasury, Office of Thrift Supervision (the “OTS”) the Company’s application for approval of its acquisition of the Association (the “Holding Company Application”) on Form H-(e)1-S promulgated under the savings and loan holding company provisions of the Home Owners’ Loan Act, as amended (“HOLA”) and the regulations promulgated thereunder. The Company has received written notice from the OTS of its approval of the acquisition of the Association, such approval remains in full force and effect and no order has been issued by the OTS suspending or revoking such approval and no proceedings therefor have been initiated or threatened by the OTS. At the date of such approval and at the Closing Time referred to in Section 2, the Holding Company Application complied and will comply in all material respects with the applicable provisions of HOLA and the regulations promulgated thereunder.

(iii) Pursuant to the rules and regulations of the OTS, as from time to time amended or supplemented (the “OTS Regulations”), the Company, the Association and the

MHC have filed with the OTS a Notice of Mutual Holding Company Reorganization (Form MHC-1), an Application for Approval of a Minority Stock Issuance by a Savings Association Subsidiary of a Mutual Holding Company (Form MHC-2) and have filed such amendments thereto and supplementary materials as may have been required to the date hereof (such applications, as amended to date, if applicable, and as from time to time amended or supplemented hereafter, is hereinafter collectively referred to as the “Application”), including a proxy statement for the special meeting of members called to approve the Plan (the “Proxy Statement”) and the Prospectus and the Application are truthful and accurate in all material respects. The Offerings and the Plan have been duly adopted by the Boards of Directors of the Company, the Association and the MHC and such adoption has not since been rescinded or revoked. The Application and the Prospectus has been approved for use by the OTS, such approval remains in full force and effect and no order has been issued by the OTS suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the Company, the MHC or the Association, threatened by the OTS. At the date of such approval and at the Closing Time referred to in Section 2, the Application complied and will comply in all material respects with the applicable provisions of the OTS Regulations.

(iv) At the time of their use, the Proxy Statement and any other proxy solicitation materials will comply in all material respects with the applicable provisions of the OTS Regulations and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company, the MHC and the Association have filed the Prospectus and any supplemental sales literature with the Commission and the OTS. The Prospectus and all supplemental sales literature, as of the date the Registration Statement became effective and at the Closing Time referred to in Section 2, complied and will comply in all material respects with the applicable requirements of the OTS Regulations, and the Securities Act Regulations and, at or prior to the time of their first use, will have received all required authorizations of the OTS and Commission for use in final form.

(v) None of the Commission, the OTS or any “Blue Sky” authority has, by order or otherwise, prevented or suspended the use of the Proxy Statement, the Prospectus or any supplemental sales literature authorized by the Company, the MHC or the Association for use in connection with the Offerings, and no proceedings for such purposes are pending or threatened.

(vi) The Offerings and other transactions contemplated hereby do not and will not require any material consent, approval, authorization or permit or filing with any other governmental agency or regulatory authority, except as disclosed in the Prospectus.

(vii) At the Closing Time referred to in Section 2, the Company, the Association and the MHC will have completed the conditions precedent to the Reorganization in accordance with the Plan, applicable OTS Regulations and all other applicable laws, decisions and orders including all material terms, conditions, requirements and provisions precedent to the Reorganization imposed upon the Company, the Bank or the MHC by the OTS, or any other regulatory authority, other than those which the regulatory authority permits to be completed after the Reorganization.

(viii) At the Closing Time referred to in Section 2, the Company, the Association and the MHC will have completed the conditions precedent to the Reorganization [and the establishment of the Foundation] in accordance with the Plan, the applicable OTS Regulations and all other applicable laws, regulations, decisions and orders, including all material terms, conditions, requirements and provisions precedent to the Reorganization imposed upon the Company, the Association or the MHC by the [OTS], the Federal Deposit Insurance Corporation (the “FDIC”), or any other regulatory authority, other than those which the regulatory authority permits to be completed after the Reorganization.

(ix) RP Financial, L.C. (the “Appraiser”), which prepared the valuation of the Association as part of the Plan, has advised the Company, the MHC and the Association in writing that it satisfies all requirements for an appraiser set forth in the OTS Regulations and any interpretations or guidelines issued by the OTS or its staff with respect thereto.

(x) LaPorte, Sehrt, Romig & Hand, the accountants who audited and reported on the consolidated financial statements and supporting schedules of the Association and its subsidiary included in the Registration Statement, have advised the Company, the MHC and the Association in writing that they are independent public accountants within the meaning of the Code of Ethics of the American Institute of Certified Public Accountants (the “AICPA”), that they are registered with the Public Company Accounting Oversight Board (“PCAOB”) and such accountants are, with respect to the Company, the MHC and the Association, independent certified public accountants as required by, and are not in violation of the auditors independence requirements of, the Securities Act, the Securities Act Regulations and OTS Regulations.

(xi) The only direct and indirect subsidiary of the Association is Metro Financial Services, Inc. (the “Subsidiary”). Except for the Subsidiary, none of the Company, the MHC or the Association, directly or indirectly, controls any other corporation, limited liability company, partnership, joint venture, association, trust or other business organization.

(xii) The consolidated financial statements and the related schedules and notes thereto included in the Registration Statement and the Prospectus present fairly the financial position of the Association and its subsidiary at the dates indicated and the results of operations, retained earnings, equity and cash flows for the periods specified, and comply as to form with the applicable accounting requirements of the Securities Act Regulations and the OTS Regulations; except as otherwise stated in the Registration Statement and Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules and tables included in the Registration Statement and Prospectus present fairly the information required to be stated therein. The other financial, statistical and pro forma information and related notes included in the Prospectus present fairly the information shown therein on a basis consistent with the audited and unaudited financial statements included in the Prospectus, and as to the pro forma adjustments, the adjustments made therein have been consistently applied on the basis described therein.

(xiii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein (A) there has been no material adverse change in the financial condition, results of operations, business affairs or prospects of the Company, the MHC, the Association and the Subsidiary, considered as one enterprise, whether or not arising in the ordinary course of business, (B) except for transactions specifically referred to or contemplated in the Registration Statement and Prospectus, there have been no transactions entered into by the Company, the MHC or the Association, other than those in the ordinary course of business consistent with past practice, which are material with respect to the Company, the MHC, the Association and the Subsidiary, considered as one enterprise, and (C) the capitalization, liabilities, assets, properties and business of the Company, the MHC and the Association conform in all material respects to the descriptions contained in the Prospectus and none of the Company, the MHC or the Association has any material liabilities of any kind, contingent or otherwise, except as disclosed in the Registration Statement or the Prospectus.

(xiv) The Company, upon completion of its formation, and in any event no later than the Closing Time, will have been duly organized and is validly existing as a federal stock holding company chartered under the laws of the United States of America with full corporate power and authority to own, lease and operate its properties, to conduct its business as described in the Registration Statement and the Prospectus, and to enter into and perform its obligations under this Agreement and the transactions contemplated hereby; and the Company is duly qualified to transact business and is in good standing under the laws of the United States of America, in the State of Louisiana and in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the financial condition, results of operations, business affairs or prospects of the Company, the MHC and the Association, considered as one enterprise.

(xv) Upon completion of the Offerings as described in the Prospectus, the issued and outstanding capital stock of the Company will be within the range as set forth in the Prospectus under “Capitalization” (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus). The authorized capital stock of the Company consists of 8,000,000 shares of Common Stock and 2,000,000 shares of preferred stock, par value $.01 per share, of which no shares have been or will be issued and outstanding prior to the Closing Time; at the Closing Time, the Securities will have been duly authorized for issuance and, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and stated on the cover page of the Prospectus, will be duly and validly issued and fully paid and nonassessable; the terms and provisions of the Common Stock and the other capital stock of the Company conform to all statements relating thereto contained in the Prospectus; the certificates representing the shares of Common Stock will conform to the requirements of applicable law and regulations; and the issuance of the Securities is not subject to preemptive or other similar rights, except for subscription rights granted pursuant to the Plan in accordance with the OTS Regulations.

(xvi) The MHC, upon completion of its formation, and in any event no later than the Closing Time will have been, has been duly organized and is validly existing as a federal mutual savings and loan holding company chartered under the laws of the United States of America with full corporate power and authority to own, lease and operate its properties, to conduct its business as described in the Registration Statement and the Prospectus, and to enter into and perform its obligations under this Agreement and the transactions contemplated thereby; and the MHC is duly qualified to transact business and is in good standing under the laws of the United States of America, in the State of Louisiana and in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the financial condition, results of operations, business affairs or prospects of the Company, the MHC and the Association, considered as one enterprise.

(xvii) The MHC has no capital stock. All holders of the savings, demand or other authorized accounts of the Association are members of the MHC. As of the Closing Time referred to in Section 2, the MHC will not own any equity securities or any equity interest in any business enterprise except as described in the Prospectus.

(xviii) The Association has been duly organized and is validly existing as a federal savings and loan association in mutual form chartered under the laws of the United States of America and upon consummation of the Reorganization will be a federal savings and loan association in stock form, in both instances with full corporate power and authority to own, lease and operate its properties, to conduct its business as described in the Registration Statement and the Prospectus, and to enter into and perform its obligations under this Agreement and the transactions contemplated hereby; and the Association is duly qualified to transact business and is in good standing under the laws of the United States of America and in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the financial condition, results of operations or business affairs or prospects of the Company, the MHC and the Association, considered as one enterprise.

(xix) Upon consummation of the Offerings described in the Prospectus, the authorized capital stock of the Association will be 1,000 shares of common stock, par value $.01 per share (“Association Common Stock”), and the issued and outstanding capital stock of the Association will be              shares of Association Common Stock and no shares of Preferred Stock, and no shares of Association Common Stock and no shares of Preferred Stock have been or will be issued prior to the Closing Time referred to in Section 2; and as of the Closing Time referred to in Section 2, all of the issued and outstanding capital stock of the Association will be duly authorized, validly issued and fully paid and nonassessable and have been issued in compliance with all federal and state securities laws. The shares of Association Common Stock to be issued to the Company will have been duly authorized for issuance and, when issued and delivered by the Association pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and as described in the Prospectus, will be duly and validly issued and fully paid and nonassessable, and all such Association Common Stock will be owned beneficially and of record by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim; the terms and provisions of the Association Common Stock conform to all statements relating thereto contained in the Prospectus, and the certificates representing the shares of the Association Common Stock will conform with the requirements of applicable laws and regulations; and the issuance of the Association Common Stock is not subject to preemptive or similar rights; and there are no other warrants, options or rights of any kind to acquire additional shares of Association Common Stock or any shares of Association Preferred Stock.

(xx) The Company, the MHC, the Association and the Subsidiary have each obtained all licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses, or required for the conduct of their respective businesses as contemplated by the Holding Company Application and the Application, except where the failure to obtain such licenses, permits or other governmental authorizations would not have a material adverse effect on the financial condition, results of operations, business affairs or prospects of the Company, the MHC, the Association and the Subsidiary, considered as one enterprise; all such licenses, permits and other governmental authorizations are in full force and effect and the Company, the MHC, the Association and the Subsidiary are in all material respects in compliance therewith; none of the Company, the MHC, the Association or the Subsidiary has received notice of any proceeding or action relating to the revocation or modification of any such license, permit or other governmental authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a material adverse effect on the financial condition, results of operations, business affairs or prospects of the Company, the MHC, the Association and the Subsidiary, considered as one enterprise.

(xxi) The Subsidiary has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus, and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect upon the financial condition, results of operations, business affairs or prospects of the Company, the MHC, the Association and the Subsidiary; the activities of the Subsidiary are permitted to subsidiaries of a federally chartered savings and loan association and a federally chartered mutual holding company by the rules, regulations, resolutions and practices of the OTS; all of the issued and outstanding capital stock of the Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the MHC or the Association, as the case may be, directly, free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim; and there are no warrants, options or rights of any kind to acquire shares of capital stock of the Subsidiary.

(xxii) The Association is a member in good standing of the Federal Home Loan Bank of Dallas; the deposit accounts of the Association are insured by the FDIC up to the applicable limits. The Association is a “qualified thrift lender” within the meaning of 12 U.S.C. Section 1467a(m).

(xxiii) The Company, the MHC and the Association have taken all corporate action necessary for them to execute, deliver and perform this Agreement and the transactions contemplated hereby, and this Agreement has been duly executed and delivered by, and is the valid and binding agreement of, the Company, the MHC and the Association, enforceable against each of them in accordance with its terms, except as may be limited by bankruptcy, insolvency or other laws affecting the enforceability of the rights of creditors generally and judicial limitations on the right of specific performance and except as the enforceability of indemnification and contribution provisions may be limited by applicable securities laws.

(xxiv) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Time, except as otherwise may be indicated or contemplated therein, none of the Company, the MHC or the Association will have (A) issued any securities or incurred any liability or obligation, direct or contingent, or borrowed money, except borrowings in the ordinary course of business with past practice from the same or similar sources and in similar amounts as indicated in the Prospectus, or (B) entered into any transaction or series of transactions which is material in light of the business of the Company, the MHC and the Association, considered as one enterprise.

(xxv) No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Securities that has not been obtained and a copy of which has been delivered to the Agent, except as may be required under the “Blue Sky” or securities laws of various jurisdictions.

(xxvi) None of the Company, the MHC, the Association or the Subsidiary is in violation of their respective certificate of incorporation, organization certificate, articles of incorporation or charter, as the case may be, or bylaws or other written corporate governance requirements or guidelines (and the Association will not be in violation of its charter or bylaws in stock form upon consummation of the Reorganization); and none of the Company, the MHC, the Association or the Subsidiary is in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the MHC, the Association or the Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, the MHC, the Association or the Subsidiary is subject, except for such defaults that would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations, business affairs or prospects of the Company, the MHC, and the Association, considered as one enterprise; and there are no contracts or documents of the Company, the MHC or the Association which are required to be filed as exhibits to the Registration Statement or the Application which have not been so filed.

(xxvii) The consummation of the Reorganization, consummation of the Reorganization, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, have been duly authorized by all necessary corporate action on the part of the Company, the MHC, and the Association, and do not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the MHC or the Association pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the MHC or the Association is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, the MHC or the Association is subject, except for such conflicts, breaches or defaults that would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations, business affairs or prospects of the Company, the MHC, and the Association, considered as one enterprise; nor will such action result in any violation of the provisions of the respective charter or bylaws of the Company, the MHC or the Association, or any applicable law, administrative regulation or administrative or court decree.

(xxviii) No labor dispute with the employees of the Company, the MHC, the Association or the Subsidiary exists or, to the knowledge of the Company, the MHC, the Association or the Subsidiary, is imminent or threatened; and the Company, the MHC and the Association are not aware of any existing or threatened labor disturbance by the employees of any of its principal suppliers or contractors which might be expected to result in any material adverse change in the financial condition, results of operations, business affairs or prospects of the Company, the MHC and the Association considered as one enterprise.

(xxix) Each of the Company, the MHC, the Association and the Subsidiary has good and marketable title to all of its properties and assets for which ownership is material to the business of the Company, the MHC, the Association or the Subsidiary and to those properties and assets described in the Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not material in relation to the business of the Company, the MHC, the Association or the Subsidiary, considered as one enterprise; and all of the leases and subleases material to the business of the Company, the MHC, the Association or the Subsidiary under which the Company, the MHC, the Association or the Subsidiary hold properties, including those described in the Prospectus, are valid and binding agreements of the Company, the MHC, the Association or the Subsidiary, in full force and effect, enforceable in accordance with their terms except as may be limited by bankruptcy, insolvency or other laws affecting the enforceability of the rights of creditors generally and judicial limitations on the right of specific performance and except as the enforceability of indemnification and contribution provisions may be limited by applicable securities laws.

(xxx) None of the Company, the MHC or the Association is in violation of any order or directive from the OTS, the Commission or any regulatory authority to make any material change in the method of conducting its respective businesses; the Company, the MHC, the Association, and the Subsidiary have conducted and are conducting their business so as to comply with all applicable statutes, regulations and administrative and court decrees

(including, without limitation, all regulations, decisions, directives and orders of the OTS, the FDIC and the Commission). Neither the Company, the MHC, the Association nor the Subsidiary is subject or is party to, or has received any notice or advice that any of them may become subject or party to, any investigation with respect to any cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that currently restricts the conduct of their business or that in any manner relates to their capital adequacy, their credit policies, their management or their business (each, a “Regulatory Agreement”), nor has the Company, the MHC, the Association or the Subsidiary been advised by any Regulatory Agency that it is considering issuing or requesting the issuance of any such Regulatory Agreement; and there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company, the MHC, the Association or the Subsidiary which is expected to result in a material adverse change in the financial condition, results of operations, business affairs or prospects of the Company, the MHC, the Association and the Subsidiary, considered as one enterprise, or which might materially and adversely affect the properties or assets thereof or which might adversely affect the consummation of the Offerings or the performance of this Agreement. As used herein, the term “Regulatory Agency” means any federal or state agency charged with the supervision or regulation of depositary institutions or holding companies of depositary institutions, or engaged in the insurance of depositary institution deposits, or any court, administrative agency or commission or other governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to the Company, the MHC, the Association or the Subsidiary.

(xxxi) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, the MHC, or the Association, threatened, against or affecting the Company, the MHC or the Association which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might result in any material adverse change in the financial condition, results of operations, business affairs or prospects of the Company, the MHC and the Association, considered as one enterprise, or which might materially and adversely affect the properties or assets thereof, or which might adversely affect the consummation of the Offerings, or the performance of this Agreement; all pending legal or governmental proceedings to which the Company, the MHC, the Association or any Subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are considered in the aggregate not material.

(xxxii) The Company, MHC and the Association have obtained (i) an opinion of its counsel, Elias, Matz, Tiernan & Herrick L.L.P., with respect to the legality of the Securities to be issued and certain federal income tax consequences of the Offerings and the Plan, and (ii) the opinion of LaPorte, Sehrt, Romig & Hand with respect to the certain state and local income tax consequences of the Offerings and the Plan, copies of which are filed as exhibits to the Registration Statement; all material aspects of the aforesaid opinions are accurately summarized in the Prospectus under “The Reorganization – Material Federal Income Tax Consequences of the Reorganization,” the facts and representations upon which such opinions are based are truthful, accurate and complete in all material respects; and neither the Company, the MHC, nor the Association has taken or will take any action inconsistent therewith.

(xxxiii) The Company is not and, upon completion of the Reorganization and the Offerings and sale of the Securities and the application of the net proceeds therefrom, will not be, required to be registered as an “investment company” as that term is defined under the Investment Company Act of 1940, as amended.

(xxxiv) All of the loans represented as assets on the most recent consolidated financial statements or consolidated selected financial information of the Association included in the Prospectus meet or are exempt from all requirements of federal, state or local law pertaining to lending, including without limitation truth in lending (including the requirements of Regulations Z and 12 C.F.R. Part 226 and Section 563.99), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not result in a material adverse effect on the financial condition, results of operations, business affairs or prospects of the Company, the MHC and the Association, considered as one enterprise.

(xxxv) To the knowledge of the Company, the MHC, the Association and the Subsidiary, with the exception of the intended loan to the Association’s ESOP by the Company to enable the ESOP to purchase up to 3.2% of the Securities sold in the Offerings, none of the Company, the MHC, the Association or their employees has made any payment of funds of the Company, the MHC or the Association as a loan for the purchase of the Common Stock or made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

(xxxvi) Each of the Company, the MHC, the Association and the Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxxvii) The Company, the MHC, the Association and the Subsidiary are in compliance with the applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transaction Reporting Act of 1970, as amended, and the rules and regulations thereunder. The Association has established compliance programs to ensure compliance with the requirements of the USA Patriot Act and all applicable regulations promulgated thereunder. The Association is in compliance with the USA Patriot Act and all applicable regulations promulgated thereunder, and there is no charge, investigation, action, suit or proceeding before any court, regulatory authority or governmental agency or body pending or, to the best knowledge of the Company, the MHC, and the Association, threatened regarding the Association’s compliance with the USA Patriot Act or any regulations promulgated thereunder.

(xxxviii) None of the Company, the MHC, the Association or the Subsidiary nor any properties owned or operated by the Company, the MHC, the Association or the Subsidiary is in violation of or liable under any Environmental Law (as defined below). There are no actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation, notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the knowledge of the Company, the MHC, the Association or the Subsidiary threatened, relating to the liability of any property owned or operated by the Company, the MHC, the Association or the Subsidiary, under any Environmental Law, except for such actions, suits or proceedings, or demands, claims, notices or investigations that, individually or in the aggregate, would not have a material adverse effect on the financial condition, results of operations or business affairs of the Company, the MHC, the Association and the Subsidiary, considered as one enterprise. For purposes of this subsection, the term “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any regulatory authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

(xxix) The Company, the MHC, the Association and the Subsidiary have filed all federal, state and local income and franchise tax returns required to be filed and have made timely payments of all taxes shown as due and payable in respect of such returns, and no deficiency has been asserted with respect thereto by any taxing authority. No tax deficiency has been asserted, and the Company, the MHC and the Association have no knowledge of any tax deficiency which could be asserted against the Company, the MHC, the Association or the Subsidiary.

(xl) The Company has received all approvals required to consummate the Offerings, and to have the Securities quoted on the OTC Electronic Bulletin Board effective as of the Closing Time referred to in Section 2 hereof.

(xli) The Company has filed a registration statement for the Securities under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such registration statement was declared effective concurrent with the effectiveness of the Registration Statement.

(xlii) There are no affiliations or associations (as such terms are defined by the National Association of Securities Dealers, Inc. (“NASD”)) between any member of the NASD and any of the MHC’s, Company’s or Association’s officers or directors.

(xliii) The Company, the MHC, the Association and the Subsidiary carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value for their respective properties as is customary for companies engaged in similar industries.

(xliv) The Company, the MHC and the Association have not relied on Agent or its counsel for any legal, tax or accounting advice in connection with the Offerings.

(xlv) The records of eligible account holders, supplemental eligible account holders, and other depositors are accurate and complete in all material respects.

(xlvi) The Company, the MHC, the Association and the Subsidiary is in compliance with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company, the MHC, the Association or the Subsidiary, respectively, would have any liability; each of the Company, the MHC, the Association, and the Subsidiary has not incurred and does expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company, the MHC, the Association and the Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(xlvii) The Company is in compliance with the applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder, and will use its best efforts to comply with those provisions of the Sarbanes-Oxley Act that will become effective in the future upon their effectiveness.

(b) Any certificate signed by any officer of the Company, the MHC, the Association or the Subsidiary and delivered to either of the Agent or counsel for the Agent shall be deemed a representation and warranty by the Company, the MHC or the Association to the Agent as to the matters covered thereby.

SECTION 2. APPOINTMENT OF SANDLER O’NEILL; SALE AND DELIVERY OF THE SECURITIES; CLOSING. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby appoints Sandler O’Neill as its Agent to consult with and advise the Company, and to assist the Company with the solicitation of subscriptions and purchase orders for Securities, in connection with the Company’s sale of Common Stock in the Offerings. On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, Sandler O’Neill accepts such appointment and agrees to use its best efforts to assist the Company with the solicitation of subscriptions and purchase orders for Securities in accordance with this Agreement; provided, however, that the Agent shall not be obligated to take any action which is inconsistent with any applicable laws, regulations, decisions or orders. The services to be rendered by Sandler O’Neill pursuant to this appointment include the following: (i) consulting as to the securities marketing implications of any aspect of the Plan or related corporate documents; (ii) reviewing with the Board of Directors of the Company, the MHC and the Association financial and securities marketing implications of the Appraiser’s appraisal of the Common Stock; (iii) reviewing all offering documents, including the Prospectus, stock order forms and related offering materials (it being understood that preparation and filing of such documents is the sole responsibility of the Company and the Association and their counsel); (iv) assisting in the design and implementation of a marketing strategy for the Offerings; (v) assisting management of the Company and the Association in preparing for meetings with potential investors and broker-dealers; and (vi) providing such other general advice and assistance regarding financial and marketing aspects of the Offering as may be requested to promote the successful completion of the Offering.

The appointment of the Agent hereunder shall terminate upon the earlier to occur of (a) forty-five (45) days after the last day of the Subscription and Community Offering, unless the Company and the Agent agree in writing to extend such period and the OTS agrees to extend the period of time in which the Securities may be sold, or (b) the receipt and acceptance of subscriptions and purchase orders for all of the Securities, or (c) the completion of the Syndicated Community Offering.

If any of the Securities remain available after the expiration of the Subscription and Community Offering, at the request of the Company and the Association, Sandler O’Neill will seek to form a syndicate of registered brokers or dealers (“Selected Dealers”) to assist in the solicitation of purchase orders of such Securities on a best efforts basis. Sandler O’Neill will endeavor to limit the aggregate fees to be paid by the Company, the MHC and the Association to an amount competitive with gross underwriting discounts charged at such time for underwritings of comparable amounts of stock sold at a comparable price per share in a similar market environment; provided, however, that the aggregate fees payable to Sandler O’Neill and Selected Dealers shall not exceed 7.0% of the aggregate dollar amount of the Securities sold in the Syndicated Community Offering by such Selected Dealers. Sandler O’Neill will endeavor to distribute the Securities among the Selected Dealers in a fashion which best meets the distribution objective of the Company and the Association, which may result in limiting the allocation of stock to certain Selected Dealers. It is understood that in no event shall Sandler O’Neill be obligated to act as a Selected Dealer or to take or purchase any Securities.

If any of the Securities remain available after the expiration of the Offerings, the Company agrees to offer the Agent the first right to act as lead managing underwriter for the Public Offering. The terms of the Public Offering will be set forth in a separate definitive purchase agreement in a form satisfactory to Sandler O’Neill and containing customary representations, warranties, conditions, agreements and indemnities, which purchase agreement, when executed, will supersede and replace this Agreement with respect to Securities sold thereunder (the “Purchase Agreement”). This Agreement is not intended to constitute, and should not be construed as, an agreement or commitment between the Company, the Association and Sandler O’Neill relating to the firm commitment underwriting of any securities, and Sandler O’Neill may, in its sole judgment and discretion, determine at any time not to proceed with the proposed firm commitment underwriting. Such proposed underwriting will be subject, among other things, to: (i) satisfactory completion by Sandler O’Neill of such due diligence investigation or inquiries as it may deem appropriate, (ii) approval of the proposed underwriting by Sandler O’Neill’s commitment committee or such other authorization as may be required by its internal procedures, (iii) market conditions, which, in the sole judgment of Sandler O’Neill, shall be satisfactory, and (iv) the execution and delivery of a definitive Purchase Agreement.

In the event the Company is unable to sell at least the total minimum of the Securities, as set forth on the cover page of the Prospectus, within the period herein provided, this Agreement shall terminate and the Company shall refund to any persons who have subscribed for any of the Securities the full amount which it may have received from them, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the others hereunder, except for the obligations of the Company, the MHC and the Association as set forth in Sections 4, 6(a) and 7 hereof and the obligations of the Agent as provided in Sections 6(b) and 7 hereof. Appropriate arrangements for placing the funds received from subscriptions for Securities or other offers to purchase Securities in special interest-bearing accounts with the Association until all Securities are sold and paid for were made prior to the commencement of the Subscription Offering, with provision for refund to the purchasers as set forth above, or for delivery to the Company if all Securities are sold.

If at least the total minimum of Securities, as set forth on the cover page of the Prospectus, are sold, the Company agrees to issue or have issued the Securities sold and to release for delivery certificates for such Securities at the Closing Time against payment therefor by release of funds from the special interest-bearing accounts referred to above. The closing shall be held at the offices of Malizia Spidi & Fisch, PC, at 10:00 a.m., local time, or at such other place and time as shall be agreed upon by the parties hereto, on a business day to be agreed upon by the parties hereto. The Company shall notify the Agent by telephone, confirmed in writing, when funds shall have been received for all the Securities. Certificates for Securities shall be delivered directly to the purchasers thereof in accordance with their directions. Notwithstanding the foregoing, certificates for Securities purchased through Selected Dealers shall be made available to the Agent for inspection at least 48 hours prior to the Closing Time at such office as the Agent shall designate. The hour and date upon which the Company shall release for delivery all of the Securities, in accordance with the terms hereof, is herein called the “Closing Time.”

The Company will pay any stock issue and transfer taxes which may be payable with respect to the sale of the Securities.

In addition to the reimbursement of the expenses specified in Section 4 hereof, the Agent will receive the following compensation for its services hereunder:

(a) One and three quarters percent (1.75%) of the aggregate purchase price of the Securities sold in the Subscription and Community Offering, excluding in each case shares purchased by (i) any employee benefit plan of the Company or the Association established for the benefit of their respective directors, officers and employees, and (ii) any director, officer or employee of the Company or the Association or members of their immediate families (which term shall mean parents, grandparents, spouse, siblings, children and grandchildren); and

(b) With respect to any Securities sold by a National Association of Securities Dealers, Inc. (“NASD”) member firm (other than Sandler O’Neill) in the Syndicated Community Offering, (i) the compensation payable to Selected Dealers, (ii) any sponsoring dealer’s fees; and (iii) a management fee to Sandler O’Neill of one and three quarters percent (1.75%)of the aggregate purchase price of the Securities sold in the Syndicated Community Offering. Any fees payable to Sandler O’Neill for Securities sold by Sandler O’Neill under any such agreement shall be limited to an aggregate of seven percent (7.00%) of the purchase price of the Securities sold by Sandler O’Neill and other NASD member firms.

If this Agreement is terminated by the Agent in accordance with the provisions of Section 9(a) hereof, no fee shall be payable by the Company to Sandler O’Neill; provided, however, that the Company shall reimburse the Agent for all of its reasonable out-of-pocket expenses incurred prior to termination, including the reasonable fees and disbursements of counsel for the Agent in accordance with the provisions of Section 4 hereof. In addition, the Company shall be obligated to pay the fees and expenses as contemplated by the provisions of Section 4 hereof in the event of any such termination.

All fees payable to the Agent hereunder shall be payable in immediately available funds at Closing Time, or upon the termination of this Agreement, as the case may be. In recognition of the long lead times involved in the conversion process, the Association agrees to make an advance payment to the Agent in the amount of $25,000, which has been previously paid, which shall be credited against any fees or reimbursement of expenses payable hereunder.

SECTION 3. COVENANTS OF THE COMPANY, THE MHC AND THE ASSOCIATION. The Company, the MHC and the Association covenant with the Agent as follows:

(a) The Company, the MHC and the Association will prepare and file such amendments or supplements to the Registration Statement, the Prospectus, the Application and the Proxy Statement as may hereafter be required by the Securities Act Regulations or the OTS Regulations or as may hereafter be requested by the Agent. Following completion of the Subscription and Community Offering, in the event of a Syndicated Community Offering, the Company, the MHC and the Association will (i) promptly prepare and file with the Commission a post-effective amendment to the Registration Statement relating to the results of the Subscription and Community Offering, any additional information with respect to the proposed plan of distribution and any revised pricing information or (ii) if no such post-effective amendment is required, will file with the Commission a prospectus or prospectus supplement containing information relating to the results of the Subscription and Community Offering and pricing information pursuant to Rule 424 of the Securities Act Regulations, in either case in a form acceptable to the Agent. The Company, the MHC and the Association will notify the Agent immediately, and confirm the notice in writing, (i) of the effectiveness of any post-effective amendment of the Registration Statement, the filing of any supplement to the Prospectus and the filing of any amendment to the Plan, (ii) of the receipt of any comments from the OTS or the Commission with respect to the transactions contemplated by this Agreement or the Plan, (iii) of any request by the Commission or the OTS for any amendment to the Registration Statement or the Plan or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the OTS of any order suspending the Offerings or the use of the Prospectus or the initiation of any proceedings for that purpose, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and (vi) of the receipt of any notice with respect to the suspension of any qualification of the Securities for offering or sale in any jurisdiction. The Company, the MHC and the Association will take all necessary action to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) The Company, the MHC and the Association will give the Agent notice of its intention to file or prepare any amendment to the Plan or Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use in connection with the Syndicated Community Offering of the Securities which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the Securities Act Regulations), will furnish the Agent with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Agent or counsel for the Agent may object.

(c) The Company, the MHC and the Association will deliver to the Agent as many signed copies and as many conformed copies of the Application and the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) as the Agent may reasonably request, and from time to time such number of copies of the Prospectus as the Agent may reasonably request.

(d) During the period when the Prospectus is required to be delivered, the Company, the MHC and the Association will comply, at their own expense, with all requirements imposed upon them by the OTS, by the OTS Regulations, as from time to time in force, and by the OTC Bulletin Board, the Securities Act, the Securities Act Regulations, the Exchange Act, and the rules and regulations of the Commission promulgated thereunder, including, without limitation, Regulation M under the Exchange Act, so far as necessary to permit the continuance of sales or dealing in shares of the Securities during such period in accordance with the provisions hereof and the Prospectus.

(e) If any event or circumstance shall occur as a result of which it is necessary, in the opinion of counsel for the Agent, to amend or supplement the Registration Statement or Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company, the MHC and the Association will forthwith amend or supplement the Registration Statement or Prospectus (in form and substance satisfactory to counsel for the Agent) so that, as so amended or supplemented, the Registration Statement or Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company, the MHC and the Association will furnish to the Agent a reasonable number of copies of such amendment or supplement. For the purpose of this subsection, the Company, the MHC and the Association will each furnish such information with respect to itself as the Agent may from time to time reasonably request.

(f) The Company, the MHC and the Association will take all necessary action, in cooperation with the Agent, to qualify the Securities for offering and sale under the applicable securities laws of such states of the United States and other jurisdictions as the OTS Regulations may require and as the Agent and the Company have agreed; provided, however, that none of the Company, the MHC or the Association shall be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Securities have been so qualified, the Company, the MHC and the Association will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

(g) The Company authorizes Sandler O’Neill and any Selected Dealer to act as agent of the Company in distributing the Prospectus to persons entitled to receive subscription rights and other persons to be offered Securities having record addresses in the states or jurisdictions set forth in a survey of the securities or “blue sky” laws of the various jurisdictions in which the Offerings will be made (the “Blue Sky Survey”).

(h) The Company will make generally available to its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement covering a twelve month period beginning not later than the first day of the Company’s fiscal quarter next following the effective date of the Registration Statement (as defined in Rule 158 of the Securities Act Regulations) that will satisfy the provisions of Section 11(a) of the Securities Act.

(i) During the period ending on the third anniversary of the expiration of the fiscal year during which the closing of the transactions contemplated hereby occurs, the Company will furnish to its stockholders as soon as practicable after the end of each such fiscal year an annual report (including consolidated statements of financial condition and consolidated statements of income, stockholders’ equity and cash flows, certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), the Company will make available to its stockholders consolidated summary financial information of the Company and the Association for such quarter in reasonable detail. In addition, such annual report and quarterly consolidated summary financial information shall be made public through the issuance of appropriate press releases at the same time or prior to the time of the furnishing thereof to stockholders of the Company.

(j) During the period ending on the third anniversary of the expiration of the fiscal year during which the closing of the transactions contemplated hereby occurs, the Company will furnish to the Agent (i) as soon as publicly available, a copy of each report or other document of the Company furnished generally to stockholders of the Company or furnished to or filed with the Commission under the Exchange Act or any national securities exchange or system on which any class of securities of the Company is listed, and (ii) from time to time, such other information concerning the Company as the Agent may reasonably request.

(k) The Company, the MHC and the Association will conduct the Reorganization and the Offerings in all material respects in accordance with the Plan, the OTS Regulations, the Securities Act Regulations and all other applicable regulations, decisions and orders, including all applicable terms, requirements and conditions precedent to the Offerings imposed upon the Company, the MHC or the Association by the OTS and the Commission.

(l) The Company, the MHC and the Association will comply, at their own expense, with all requirements imposed by the Commission, the OTS and the OTC Bulletin Board, or pursuant to the applicable Securities Act Regulations, OTS Regulations and OTC Electronic Bulletin Board Regulations, as from time to time in force.

(m) The Company will promptly inform the Agent upon its receipt of service with respect to any material litigation or administrative action instituted with respect to the Offerings.

(n) Each of the Company and the Association will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “How Our Net Proceeds Will Be Used.”

(o) The Company will report the use of proceeds from the Offerings on its first periodic report filed pursuant to Sections 13(a) and 15(d) of the Exchange Act and on any subsequent periodic reports as may be required pursuant to Rule 463 of the Securities Act Regulations.

(p) The Company will maintain the effectiveness of the Exchange Act Registration Statement for not less than three years and will comply in all material respects with its filing obligations under the Exchange Act. The Company will use its best efforts to effect and maintain the quotation of the Common Stock on the OTC Electronic Bulletin Board and, once quoted on the OTC Electronic Bulletin Board, the Company will comply with any applicable corporate governance standards required by the OTC Electronic Bulletin Board. The Company will file with the OTC Electronic Bulletin Board all documents and notices required by the OTC Electronic Bulletin Board of companies that have issued securities that are traded in the over-the-counter market and quotations for which are reported by the OTC Electronic Bulletin Board.

(q) The Company and the Association will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with Rule 2790 of the National Association of Securities Dealers, Inc.

(r) Other than in connection with any employee benefit plan or arrangement described in the Prospectus, the Company will not, without the prior written consent of the Agent, sell or issue, contract to sell or otherwise dispose of, any shares of Common Stock other than the Securities for a period of 180 days following the Closing Time.

(s) During the period beginning on the date hereof and ending on the later of the fifth anniversary of the Closing Time or the date on which the Agent receives full payment in satisfaction of any claim for indemnification or contribution to which it may be entitled pursuant to Sections 6 or 7, respectively, none of the Company, the MHC or the Association shall, without the prior written consent of the Agent, take or permit to be taken any action that could result in the Association Common Stock becoming subject to any security interest, mortgage, pledge, lien or encumbrance.

(t) The Company, the MHC and the Association will comply with the conditions imposed by or agreed to with the OTS in connection with its approval of the Holding Company Application and the Applications included in the Plan.

(u) During the period ending on the first anniversary of the Closing Time, the Association will comply with all applicable laws and regulations necessary for the Association to continue to be a “qualified thrift lender” within the meaning of 12 U.S.C. Section 1467a(m).

(v) The Company shall not deliver the Securities until the Company, the MHC and the Association have satisfied each condition set forth in Section 5 hereof, unless such condition is waived by the Agent.

(w) The Company, the MHC and the Association will furnish to Sandler O’Neill as early as practicable prior to the Closing Date, but no later than two (2) full business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements of the Company which have been read by LaPorte, Sehrt, Romig & Hand, as stated in their letters to be furnished pursuant to subsections (f) and (g) of Section 5 hereof.

(x) Each of the Company, the MHC and the Association will conduct its business in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders, including all decisions, directives and orders of the Commission, the OTC Electronic Bulletin Board and the OTS.

(y) The Association will not amend the Plan in any manner that would affect the sale of the Securities or the terms of this Agreement without the consent of the Agent.

(z) The Company, the MHC and the Association will not, prior to the Closing Time, incur any liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business consistent with past practice, except as contemplated by the Prospectus.

(aa) The Company, the MHC and the Association will use all reasonable efforts to comply with, or cause to be complied with, the conditions precedent to the several obligations of the Agent specified in Section 5 hereof.

(bb) The Company, the MHC and the Association will provide the Agent with any information necessary to carry out the allocation of the Securities in the event of an oversubscription, and such information will be accurate and reliable in all material respects.

(cc) The Company, the MHC and the Association will notify the Agent when funds have been received for the minimum number of Securities set forth in the Prospectus.

(dd) At the Closing Time, (i) the Company, the MHC and the Association will have completed the conditions precedent to the Reorganization and the Offerings in accordance with the Plan, the applicable OTS Regulations and all other applicable laws, regulations, decisions and orders, including all material terms, conditions, requirements and provisions precedent to the Offerings imposed upon the Company, the MHC or the Association by the Commission, the OTS or any other regulatory authority or Blue Sky authority, and will comply with those which the regulatory authority permits to be completed after the Reorganization and Offerings; (ii) the Reorganization and Offerings will have been effected in the manner described in the Prospectus and in accordance with the Plan, the OTS Regulations and all other applicable material laws, regulations, decisions and orders, including in compliance with all terms, conditions, requirements and provisions precedent to the Offerings imposed upon the Company, the MHC and the Association by the Commission, the OTS, the Federal Deposit Insurance Corporation (“FDIC”) or any other regulatory or Blue Sky authority.

SECTION 4. PAYMENT OF EXPENSES. The Company, the MHC and the Association jointly and severally agree to pay all expenses incident to the performance of their obligations under this Agreement, including but not limited to (i) the cost of obtaining all securities and bank regulatory approvals, (ii) the preparation, printing and filing of the Registration Statement and the Plan as originally filed and of each amendment thereto, (iii) the preparation, issuance and delivery of the certificates for the Securities purchased in the Offerings, (iv) the fees and disbursements of the Company’s, the MHC’s and the Association’s counsel, conversion agent, accountants, appraiser and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the fees and disbursements of counsel in connection therewith and in connection with the preparation of the Blue Sky Survey, (vi) the printing and delivery to the Agent of copies of the Registration Statement as originally filed and of each amendment thereto and the printing and delivery of the Prospectus and any amendments or supplements thereto to the purchasers in the Offerings and the Agent (in such quantities as the Agent shall reasonably request), (vii) the printing and delivery to the Agent of copies of a Blue Sky

Survey, and (viii) the fees and expenses incurred in connection with the quotation of the Securities on the OTC Bulletin Board. In the event the Agent incurs any such fees and expenses on behalf of the Company, the MHC or the Association, the Association will reimburse the Agent for such fees and expenses whether or not the Offerings are consummated; provided, however, that the Agent shall not incur any substantial expenses on behalf of the Company, the MHC or the Association pursuant to this Section without the prior approval of the Association.

The Company, the MHC and the Association jointly and severally agree to pay certain expenses incident to the performance of the Agent’s obligations under this Agreement, regardless of whether the Offerings are consummated, including (i) the filing fees paid or incurred by the Agent in connection with all filings with the NASD, and (ii) all reasonable out-of-pocket expenses incurred by the Agent relating to the Offerings, including without limitation, fees and expenses of the Agent’s counsel, advertising, promotional, syndication and travel expenses. All fees and expenses to which the Agent is entitled to reimbursement under this paragraph of this Section 4 shall be due and payable upon receipt by the Company, the MHC or the Association of a written accounting therefor setting forth in reasonable detail the expenses incurred by the Agent.

SECTION 5. CONDITIONS OF AGENT’S OBLIGATIONS. The Company, the MHC, the Association and the Agent agree that the issuance and the sale of Securities and all obligations of the Agent hereunder are subject to the accuracy of the representations and warranties of the Company, the MHC and the Association herein contained as of the date hereof and the Closing Time, to the accuracy of the statements of officers and directors of the Company, the MHC and the Association made pursuant to the provisions hereof, to the performance by the Company, the MHC and the Association of their obligations hereunder, and to the following further conditions:

(a) No stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission, no order suspending the Offerings or authorization for final use of the Prospectus shall have been issued or proceedings therefor initiated or threatened by the Commission or the OTS, and no order suspending the sale of the Securities in any jurisdiction shall have been issued.

(b) At Closing Time, the Agent shall have received:

(1) The favorable opinion, dated as of Closing Time, of Elias, Matz, Tiernan & Herrick L.L.P., counsel for the Company, the MHC and the Association, in form and substance satisfactory to counsel for the Agent, to the effect that:

(i) The Company has been duly organized and is validly existing as a federal stock holding company chartered under the laws of the United States of America; the MHC has been duly organized and is validly existing as a federal mutual holding company chartered under the laws of the United States of America; the Association has been duly organized and is validly existing as a federal savings and loan association chartered under the laws of the United States of America and at the Closing Time will be duly organized and validly existing in stock form.

(ii) Each of the Company, the MHC and the Association has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement and the transactions contemplated hereby.

(iii) Each of the Company, the MHC and the Association is duly qualified as a domestic or foreign corporation to transact business and is in good standing under the laws of the United States of America, in the State of Louisiana and in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect upon the financial condition, results of operations, business affairs or prospects of the Company, the MHC and the Association, considered as one enterprise.

(iv) The authorized capital stock of the Company consists of 8,000,000 shares of Common Stock and 2,000,000 shares of preferred stock, par value $.01 per share, of which no shares are issued and outstanding; upon consummation of the Reorganization and Offerings the authorized, issued and outstanding capital stock of the Company will be within the range set forth in the Prospectus under “Capitalization” and no shares have been or will be issued prior thereto.

(v) The authorized capital stock of the Association consists of 1,000 shares of common stock, par value $.01 per share, of which no shares are issued and outstanding; upon consummation of the Offering, the issued and outstanding capital stock will be                      shares of common stock, all of which will be owned beneficially and of record by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim. When issued in accordance with the Plan, all of the issued and outstanding capital stock of the Association will be duly authorized, validly issued, fully paid and nonassessable and issued in compliance with all federal and state securities laws.

(vi) The Securities have been duly and validly authorized for issuance and sale; the Securities, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan will be duly and validly issued and fully paid and nonassessable.

(vii) The issuance of the Securities is not subject to preemptive or other similar rights arising by operation of the law or, to counsel’s knowledge after due inquiry, otherwise, except for subscription rights granted pursuant to the Plan.

(viii) The issuance of the Securities is in compliance with all conditions imposed upon the Company, the MHC and the Association by the OTS under the terms of their written approval or notice of intention not to object, as applicable.

(ix) Each of the Company and the MHC is registered as a savings and loan holding company under the Home Owners Loan Act.

(x) The Association is a member in good standing of the Federal Home Loan Bank of Dallas and the deposit accounts of the Association are insured by the FDIC up to the applicable limits.

(xi) The Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, and the Subsidiary has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus, and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect upon the financial condition, results of operations, business affairs or prospects of the Company, the MHC, the Association and the Subsidiary, considered as one enterprise; the activities of the Subsidiary are permitted to subsidiaries of a federally chartered savings and loan association, in the case of the Association, and a federally chartered stock holding company, in the case of the Company, by the rules, regulations, resolutions and practices of the OTS; all of the issued and outstanding capital stock of the Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the MHC or the Association, as the case may be, directly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, or legal or equitable claim.

(xii) The OTS has duly approved the Holding Company Application and the Application including the Plan; such approval remains in full force and effect and no action is pending, or to the best of such counsel’s knowledge, threatened respecting the Holding Company Application and the Application including the Plan; the Holding Company Application and the Application including the Plan comply as to form with the applicable requirements of the OTS, includes all documents required to be filed as exhibits thereto, and is, to the best of such counsel’s knowledge after due inquiry, truthfully, accurate and complete and the Company is duly authorized to own all of the issued and outstanding capital stock of the Association to be issued pursuant to the Plan.

(xiii) The execution and delivery of this Agreement, the incurrence of the obligations herein set forth, and the consummation of the transactions contemplated hereby, (A) have been duly and validly authorized by all necessary action on the part of each of the Company, the MHC and the Association, and this Agreement constitutes the legal, valid and binding agreement of each of the Company, the MHC and the Association, enforceable in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited under applicable law (it being understood that such counsel may avail itself of customary exceptions concerning the effect of Bankruptcy, insolvency or similar laws and the availability of equitable remedies); (B) will not result in any violation of the provisions of the certificate of incorporation, reorganization certificate, articles of incorporation or charter, as the case may be, or bylaws of the Company, the MHC, the Association or any Subsidiary; and, (C) will not conflict with or constitute a breach of, or default under, and no event has occurred which, with notice or lapse of time or both, would constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance, that, individually or in the aggregate, would have a material adverse effect on the financial condition, results of operations, business affairs or prospects of the Company, the MHC, the Association and the Subsidiary, considered as one enterprise, upon any property or assets of the Company, the MHC, the Association or the Subsidiary pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the MHC, the Association or the Subsidiary is a party or by which any of them may be bound, or to which any of the property or assets of the Company, the MHC, the Association or the Subsidiary is subject.

(xiv) The Prospectus and the Proxy Statement have been duly authorized by the OTS for final use pursuant to the OTS Regulations and no action has been taken or is pending, or to the best of such counsel’s knowledge after due inquiry, is threatened, by the OTS to revoke such authorization.

(xv) The Registration Statement is effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act or, proceedings therefor initiated or, to the best of such counsel’s knowledge, threatened by the Commission.

(xvi) No further approval, authorization, consent or other order of any public board or body is required in connection with the execution and delivery of this Agreement, the issuance of the Securities and the consummation of the Plan, except as may be required under the securities or “Blue Sky” laws of various jurisdictions as to which no opinion need be rendered.

(xvii) At the time the Registration Statement became effective, the Registration Statement (other than the financial statements and statistical data included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the Securities Act and the Securities Act Regulations and the OTS Regulations.

(xviii) The Common Stock conforms to the description thereof contained in the Prospectus, and the form of certificate used to evidence the Common Stock is in due and proper form and complies with all applicable statutory requirements.

(xix) There are no legal or governmental proceedings pending or threatened against or affecting the Company, the MHC, the Association or the Subsidiary which are required, individually or in the aggregate, to be disclosed in the Registration Statement and Prospectus, other than those disclosed therein, and all pending legal or governmental proceedings to which the Company, the MHC, the Association or the Subsidiary is a party or to which any of their property is subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material.

(xx) The information in the Prospectus under “Risk Factors - Home Federal Mutual Will Own a Majority of Our Outstanding Common Stock and Will be Able to Control the Result of Most Matters Put to a Vote of Stockholders,” “- Our Stock Value May Suffer From Federal Regulations Restricting Takeovers,” “We Intend to Pay Quarterly Cash Dividends,” “Regulation,” “ Taxation,” “The Reorganization” “The Offering,” “Restrictions on Acquisition of

Home Federal Bancorp and Home Federal Savings and Loan and Related Anti-Takeover Provisions “ “Description of Home Federal Bancorp Capital Stock,” and “Legal and Tax Opinions” to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by them and is complete and accurate in all material respects.

(xxi) There are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement and Prospectus or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto and the descriptions thereof or references thereto are correct, and no default exists, and in no event has occurred which, with notice or lapse of time or both, would constitute a default, in the due performance or observance of any material obligation, agreements, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to or filed.

(xxii) The Plan has been duly authorized by the Boards of Directors of the Company of the Association and, the OTS’s approval of the Plan remains in full force and effect; the Association’s charter has been amended, effective upon consummation of the Reorganization and the filing of such amended charter with the OTS, to authorize the issuance of permanent capital stock; the Company and the Association have conducted the Reorganization in all material respects in accordance with applicable requirements of the Regulations, the Plan and all other applicable regulations, decisions and orders thereunder, including all material applicable terms, conditions, requirements and conditions precedent to the Reorganization imposed upon the Company or the Association by the OTS and, no order has been issued by the OTS to suspend the Reorganization or the Offerings and no action for such purpose has been instituted or threatened by the OTS; and, to the best of such counsel’s knowledge after due inquiry, no person has sought to obtain review of the final action of the OTS in approving the Application (which includes the Plan) or the Holding Company Application.

(xxiii) To the best of such counsel’s knowledge after due inquiry, the Company, the MHC and the Association have obtained all licenses, permits and other governmental approvals and authorizations currently required for the conduct of their respective businesses as described in the Registration Statement and Prospectus, and all such licenses, permits and other governmental authorizations are in full force and effect, and the Company, the MHC, the Association and the Subsidiary are in all material respects complying therewith.

(xxiv) The Plan has been duly authorized by the Boards of Directors of the Company, the MHC and the Association and approved by the requisite vote of the Association’s members and, the OTS’s approval of the Plan remains in full force and effect; the Company, the MHC and the Association have conducted the Offerings in all material respects in accordance with applicable requirements of the OTS Regulations, the Plan and all other applicable regulations, decisions and orders thereunder, including all material applicable terms, conditions, requirements and conditions precedent to the Offerings imposed upon the Company, the MHC or the Association by the OTS and, no order has been issued by the OTS to suspend the Offerings and no action for such purpose has been instituted or threatened by the OTS; and, to the best of such counsel’s knowledge after due inquiry, no person has sought to obtain review of the final action of the OTS in approving the Plan.

(xxv) (A) None of the Company, the MHC, the Association or the Subsidiary is in violation of their respective certificates of incorporation, organization certificate, articles of incorporation or charter, as the case may be, or bylaws and (B) the Company, the MHC, the Association and the Subsidiary are not in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the MHC, the Association or the Subsidiary is a party or by which the Company, the MHC, the Association, the Subsidiary or any of their property may be bound.

(xxvi) The Company is in compliance with the applicable provisions of the Sarbanes-Oxley Act.

(xxvii) The Company is not and, upon completion of the Reorganization and Offerings and the sale of the Common Stock and the application of the net proceeds therefrom, will not be required to be registered as an investment company under the Investment Company Act of 1940.

(2) The favorable opinion, dated as of Closing Time, of Malizia Spidi & Fisch, PC, counsel for the Agent, with respect to the matters set forth in Section 5(b)(1)(i), (iv), (v), (vi), (vii), (viii) (ix), (xi), (xiii(A)), (xiv), (xv), (xvi) and (xvii) and such other matters as the Agent may reasonably require.

(3) In addition to giving their opinions required by subsections (b)(l) and (b)(2), respectively, of this Section, Elias, Matz, Tiernan & Herrick L.L.P. and Malizia Spidi & Fisch, PC shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement (except for financial statements and schedules and other financial or statistical data included therein, as to which counsel need make no statement), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements and schedules and other financial or statistical data included therein, as to which counsel need make no statement), at the time the Registration Statement became effective or at Closing Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In giving their opinions, Elias, Matz, Tiernan & Herrick L.L.P. and Malizia Spidi & Fisch, PC may rely as to matters of fact on certificates of officers and directors of the Company, the MHC, the Association and the Subsidiary and certificates of public officials, and Malizia Spidi & Fisch PC may also rely on the opinion of Elias, Matz, Tiernan & Herrick L.L.P. with respect to matters set forth in paragraphs (i), (iv), (v), (vi), (vii), (viii), (ix), (xiii(A)), (xiv), (xi), (xv), (xvi) and (xvii).

(c) At Closing Time referred to in Section 2, the Company, the MHC and the Association shall have completed in all material respects the conditions precedent to the Reorganization and the Offerings in accordance with the Plan, the applicable OTS Regulations and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Reorganization and the Offerings imposed upon the Company, the MHC or the Association by the OTS, or any other regulatory authority other than those which the OTS permits to be completed after the Reorganization and the Offerings.

(d) At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the financial condition, results of operations, business affairs or prospects of the Company, the MHC, the Association and the Subsidiary, considered as one enterprise, whether or not arising in the ordinary course of business consistent with past practice, and the Agent shall have received a certificate of the President and Chief Executive Officer of the Company, of the MHC and of the Association and the chief financial or chief accounting officer of the Company, of the MHC and of the Association, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) there shall have been no material transaction entered into by the Company, the MHC or the Association from the latest date as of which the financial condition of the Company, the MHC or the Association, as set forth in the Registration Statement and the Prospectus other than transactions referred to or contemplated therein and transactions in the ordinary course of business consistent with past practice (iii) neither the Company, the MHC nor the Association shall have received from the OTS any order or direction (oral or written) to make any material change in the method of conducting its business with which it has not complied (which order or direction, if any, shall have been disclosed in writing to the Agent) or which materially and adversely would affect the business, financial condition, results of operations or prospects of the Company, the MHC or the Association, considered as one enterprise, (iv) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (v) each of the Company, the MHC and the Association have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to Closing Time, (vi) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission, and (vii) no order suspending the Subscription and Community Offering or Syndicated Community Offering or the authorization for final use of the Prospectus has been issued and no proceedings for that purpose have been initiated or threatened by the OTS and no person has sought to obtain regulatory or judicial review of the action of the OTS in approving the Plan in accordance with the OTS Regulations nor has any person sought to obtain regulatory or judicial review of the action of the OTS in approving the Plan.

(e) At the Closing Time, the Agent shall have received a certificate of the Chief Executive Officer and President of the Company, of the MHC and of the Association and the Chief Financial Officer of the Company, of the MHC and of the Association, dated as of Closing Time, to the effect that (i) they have reviewed the contents of the Registration Statement and the Prospectus; (ii) based on each of their knowledge, the Registration Statement and the Prospectus do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which such statements were made, not misleading; (iii) based on each of their knowledge, the financial statements and other financial information included in the Registration Statement and the Prospectus fairly present the financial condition and results of operations of the Association and the Subsidiary as of and for the dates and periods covered by the Registration Statement and the Prospectus; (iv) they are responsible for establishing and maintaining internal controls; (v) they have designed such internal controls to ensure that material information relating to the Company, the MHC, the Association and the Subsidiary is made known to them; (vi) they have evaluated the effectiveness of their internal controls; and (vii) they have disclosed to LaPorte, Sehrt, Romig & Hand and the audit committee (A) all significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s, the MHC’s and the Association’s ability to record, process, summarize, and report financial data, and have identified for the Company’s, the MHC’s and the Association’s auditors any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s, the MHC’s and the Association’s internal controls.

(f) At the time of the execution of this Agreement, the Agent shall have received from LaPorte, Sehrt, Romig & Hand a letter dated such date, in form and substance satisfactory to the Agent, to the effect that: (i) they are independent public accountants with respect to the Company, the MHC, the Association and the Subsidiary within the meaning of the Code of Ethics of the AICPA, the Securities Act and the Securities Act Regulations and the OTS Regulations, they are registered with the PCAOB, and they are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act; (ii) it is their opinion that the consolidated financial statements and supporting schedules included in the Registration Statement and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Regulations; (iii) based upon limited procedures as agreed upon by the Agent and LaPorte, Sehrt, Romig & Hand set forth in detail in such letter, nothing has come to their attention which causes them to believe that (A) the unaudited consolidated financial statements and supporting schedules of the Company included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act, the Securities Act

Regulations and the OTS Regulations or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included in the Registration Statement and the Prospectus, (B) the unaudited amounts of net interest income and net income set forth under “Selected Financial and Other Data” in the Registration Statement and Prospectus do not agree with the amounts set forth in unaudited consolidated financial statements as of and for the dates and periods presented under such captions or such amounts were not determined on a basis substantially consistent with that used in determining the corresponding amounts in the audited financial statements included in the Registration Statement, (C) at a specified date not more than five (5) business days prior to the date of this Agreement, there has been any increase in the consolidated long-term or short-term debt of the Company or any decrease in consolidated total assets, the allowance for loan losses, total deposits or net worth of the Company, in each case as compared with the amounts shown in the consolidated statements of financial conditions included in the Registration Statement or, (D) during the period from December 31, 2003 to a specified date not more than five (5) business days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding fiscal year, in total interest income, net interest income, net interest income after provision for loan losses, income before income tax expense or net income of the Company, except in all instances for increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; and (iv) in addition to the examination referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and Prospectus and which are specified by the Agent, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company, the MHC and the Association identified in such letter.

(g) At Closing Time, the Agent shall have received from LaPorte, Sehrt, Romig & Hand a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than five (5) days prior to Closing Time.

(h) At Closing Time, the Securities shall have been approved for quotation on the OTC Electronic Bulletin Board upon notice of issuance.

(i) At Closing Time, the Agent shall have received a letter from the Appraiser, dated as of the Closing Time, confirming its appraisal.

(j) At Closing Time, counsel for the Agent shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Agent and counsel for the Agent.

(k) At any time prior to Closing Time, (i) there shall not have occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which, in the judgment of the Agent, are so material and adverse as to make it impracticable to market the Securities or to enforce contracts, including subscriptions or orders, for the sale of the Securities, and (ii) trading generally on either the American Stock Exchange, the New York Stock Exchange or the Nasdaq Stock Market shall not have been suspended, and minimum or maximum prices for trading shall not have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, and a banking moratorium shall not have been declared by either Federal, Louisiana or New York authorities.

SECTION 6. INDEMNIFICATION.

(a) The Company, the MHC and the Association, jointly and severally, agree to indemnify and hold harmless the Agent, each person, if any, who controls the Agent, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and its respective partners, directors, officers, employees and agents as follows:

(i) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, related to or arising out of the Offerings or any action taken by the Agent where acting as agent of the Company, the MHC or the Association or otherwise as described in Section 2 hereof;

(ii) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, based upon or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Proxy Statement, or Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iii) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever described in clauses (i) or (ii) above, if such settlement is effected with the written consent of the Company, the MHC or the Association, which consent shall not be unreasonably withheld; and

(iv) from and against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by the Agent), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation, proceeding or inquiry by any governmental agency or body, commenced or threatened, or any claim pending or threatened whatsoever described in clauses (i) or (ii) above, to the extent that any such expense is not paid under clause (i), (ii) or (iii) above;

provided, however, that the indemnification provided for in this paragraph (a) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading which was made in reliance upon and in conformity with the Agent Information.

(b) The Agent agrees to indemnify and hold harmless the Company, the MHC and the Association, their directors, each of their officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, of a material fact made in the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Agent Information.

(c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to no more than one local counsel in each separate jurisdiction in which any action or proceeding is commenced) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

(d) The Company, the MHC and the Association also agree that the Agent shall not have any liability (whether direct or indirect, in contract or tort or otherwise) to the MHC and its members, the Association, the Company’s, the MHC’s or the Association’s creditors relating to or arising out of the engagement of the Agent pursuant to, or the performance by the Agent of the services contemplated by, this Agreement.

(e) In addition to, and without limiting, the provisions of Section (6)(a)(iv) hereof, in the event that the Agent, any person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or any of its partners, directors, officers, employees or agents is requested or required to appear as a witness or otherwise gives testimony in any action, proceeding, investigation or inquiry brought by or on behalf of or against the Company, the MHC, the Association, the Agent or any of its respective affiliates or any participant in the transactions contemplated hereby in which the Agent or such person or agent is not named as a defendant, the Company, the MHC, and the Association, jointly and severally, agree to reimburse the Agent and its partners, directors, officers, employees or agents for all reasonable and necessary out-of-pocket expenses incurred by them in connection with preparing or appearing as a witness or otherwise giving testimony and to compensate the Agent and its partners, directors, officers, employees or agents in an amount to be mutually agreed upon.

SECTION 7. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company, the MHC, the Association, and the Agent shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company, the MHC or the Association and the Agent, as incurred, in such proportions (i) that the Agent is responsible for that portion represented by the percentage that the maximum aggregate marketing fees appearing on the cover page of the Prospectus bears to the maximum aggregate gross proceeds appearing thereon and the Company, the MHC and the Association are jointly and severally responsible for the balance or (ii) if, but only if, the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits to the Company, the MHC and the Association on the one hand and the Agent on the other, as reflected in clause (i), but also the relative fault of the Company, the MHC and the Association on the one hand and the Agent on the other, as well as any other relevant equitable considerations; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Agent, and each director of the Company, the MHC and the Association, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company, the MHC or the Association within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company, the MHC and the Association. Notwithstanding anything to the contrary set forth herein, to the extent permitted by applicable law, in no event shall the Agent be required to contribute an aggregate amount in excess of the aggregate marketing fees to which the Agent is entitled and actually paid pursuant to this Agreement.

SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company, the MHC or the Association submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Agent or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities.

SECTION 9. TERMINATION OF AGREEMENT.

(a) The Agent may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the financial condition, results of operations, business affairs or prospects of the Company, the MHC or the Association, considered as one enterprise, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which, in the judgment of the Agent, are so material and adverse as to make it impracticable to market the Securities or to enforce contracts, including subscriptions or orders, for the sale of the Securities, (iii) if trading generally on the Nasdaq National Market, the American Stock Exchange or

the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal, Louisiana or New York authorities, (iv) if any condition specified in Section 5 shall not have been fulfilled when and as required to be fulfilled; (v) if there shall have been such material adverse changes in the condition or prospects of the Company, the MHC or the Association or the prospective market for the Company’s Securities as in the Agent’s good faith opinion would make it inadvisable to proceed with the offering, sale or delivery of the Securities; (vi) if, in the Agent’s good faith opinion, the price for the Securities established by the Appraiser is not reasonable or equitable under then prevailing market conditions, or (vii) if the Offerings are not consummated on or prior to June 30, 2005.

(b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Sections 2 and 4 hereof relating to the reimbursement of expenses and except that the provisions of Sections 6 and 7 hereof shall survive any termination of this Agreement.

SECTION 10. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agent shall be directed to the Agent at 919 Third Avenue, 6th Floor, New York, New York 10022, attention of General Counsel, with a copy to Malizia Spidi & Fisch, PC, 1100 New York Avenue, NW, Suite 340 West, Washington, DC 20005 (Attention: James C. Stewart, Esq.); notices to the Company, the MHC and the Association shall be directed to any of them at 624 Market Street, Shreveport, Louisiana 71101 (Attention: Daniel R. Herndon, President) with copy to Elias, Matz, Tiernan & Herrick, L.L.P.,734 15th Street, NW, Twelfth Floor, Washington, DC 20005 (Attention: Kevin M. Houlihan, Esq).

SECTION 11. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Agent, the Company, the MHC and the Association and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agent, the Company, the MHC and the Association and their respective successors and the controlling persons and the partners, officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein or therein contained. This Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Agent, the Company, the MHC and the Association and their respective successors, and said controlling persons, partners, officers and directors and their heirs, partners, legal representatives, and for the benefit of no other person, firm or corporation.

SECTION 12. ENTIRE AGREEMENT; AMENDMENT. This Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made, except for the engagement letter dated June 28, 2004, by and between the Agent and the Association, relating to the Agent’s providing conversion agent services to the Company and the Association. No waiver, amendment or other modification of this Agreement shall be effective unless in writing and signed by the parties hereto.

SECTION 13. GOVERNING LAW AND TIME. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State without regard to the conflicts of laws provisions thereof. Unless otherwise noted, specified times of day refer to Eastern time.

SECTION 14. SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

SECTION 15. HEADINGS. Sections headings are not to be considered part of this Agreement, are for convenience and reference only, and are not to be deemed to be full or accurate descriptions of the contents of any paragraph or subparagraph.

[The next page is the signature page]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent on the one hand, and the Company, the MHC and the Association on the other in accordance with its terms.

Very truly yours,

HOME FEDERAL BANCORP, INC. OF LOUISIANA

By:
Name:
Title:

HOME FEDERAL SAVINGS AND LOAN ASSOCIATION

By:
Name:
Title:

HOME FEDERAL MUTUAL HOLDING COMPANY OF LOUISIANA

By:
Name:
Title:

CONFIRMED AND ACCEPTED,

as of the date first above written:

SANDLER O’NEILL & PARTNERS, L.P.

By:	Sandler O’Neill & Partners Corp., the sole general partner

By:
Name:
An Officer of the Corporation